CERTIFICATION


     To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of 1st State Bancorp, Inc.


                                 By: /s/ James C. McGill
                                     -------------------------------------------
                                     James C. McGill
                                     President and Chief Executive Officer



                                 By: /s/ A. Christine Baker
                                     -------------------------------------------
                                     A. Christine Baker
                                     Executive Vice President
                                     Treasurer and Secretary

Date: August 14, 2002